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                                                                   EXHIBIT 99(a)

                   CHEVY CHASE PREFERRED CAPITAL CORPORATION
                          CONSENT OF DIRECTOR NOMINEE

     The undersigned, John J. O'Connor III, does hereby consent to being named in the Registration Statement on Form S-11 (File No. 333-10495) filed with the Securities and Exchange Commission by Chevy Chase Preferred Capital Corporation as a nominee for election to the Board of Directors of Chevy Chase Preferred Capital Corporation and to serve if elected.

                                /s/ John J. O'Connor III
                                ------------------------
                                John J. O'Connor III


Dated:  November 14, 1996